ARTICLE I
                                   MERGER .................................  3
1.1. ......................................................................  3

                                 ARTICLE II
                        CERTIFICATE OF INCORPORATION ......................  4
2.1. ......................................................................  4
2.2. ......................................................................  5
2.3. ......................................................................  5

                                 ARTICLE III
                            CONVERSION OF SHARES ..........................  5
3.1 .......................................................................  5
3.2 .......................................................................  5
3.3 .......................................................................  5

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                        THE CONTROLLING SHAREHOLDERS ......................  6
4.1. Corporate Organization; Etc ..........................................  7
4.2. Capitalization of the Company ........................................  7
4.3. Subsidiaries and Affiliates ..........................................  7
4.4. Authorization, Etc ...................................................  8
4.5. No Violation .........................................................  8
4.6. Financial Statements .................................................  9
4.7. No Undisclosed Liabilities; Etc ......................................  9
4.8. Accounts Receivable ..................................................  9
4.9. Interim Operations ................................................... 10
4.10.Title to Properties; Encumbrances .................................... 10
4.11 ...................................................................... 10
4.13.Leases ............................................................... 11
4.14.Bank Accounts ........................................................ 12
4.15.Taxes ................................................................ 12
4.16.Contracts and Commitments ............................................ 13
4.17.Customers ............................................................ 14
4.18.Insurance ............................................................ 14
4.19.Fringe Benefit Plans ................................................. 15
4.20.Litigation ........................................................... 15
4.21.Consents and Approvals ............................................... 15
4.22.Compliance with Law .................................................. 16
4.23.Personnel; Insider Interests ......................................... 16
4.24.Disclosure ........................................................... 16

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF CES AND MERGER SUB ........   17

                                   ARTICLE VI
                                    COVENANTS .............................   20
6.1 .......................................................................   20
6.2 .......................................................................   20

                                   ARTICLE VII
                 CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE ..........   21

                                  ARTICLE VIII ............................   24

   ........................................................................   27

                                    ARTICLE X
                                   AMENDMENTS .............................   31

                                                                   DRAFT 2/21/97


                          PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER ("Agreement") made this ___ day of February, 1997, among COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("CES"), NAL MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of CES ("Merger Sub"), NORTH ATLANTIC LABORATORIES, INC. a New York corporation (the "Company" or the "Surviving Corporation"), and the shareholders of the Company listed on Exhibit A hereto (collectively, the "Shareholders").

     WHEREAS, the parties to this Agreement desire to effect the merger of Merger Sub with and into the Company upon the terms and subject to the conditions herein set forth and in accordance with the laws of the States of New York and Delaware.

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                     MERGER

     1.1. Merger. On the Effective Date (as hereinafter defined), Merger Sub shall be merged with and into the Company (the "Merger"), which shall be the Surviving Corporation. The corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, shall be governed by the laws of the State of New York and succeed to all rights, assets, liabilities and obligations of Merger Sub in accordance with the New York Business Corporation Law and the Delaware General Corporation Law. The separate existence and corporate organization of Merger Sub shall thereupon cease and the Company and Merger Sub shall be a single corporation.

     1.2. Closing; Effective Date.

     (a) Consummation of the Merger shall be effected as soon as is practicable following the execution hereof. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at such place as the parties may agree upon. The date of the Closing is herein called the "Closing Date."

     (b) As promptly as practicable after the Closing, the Company and Merger Sub shall duly file such documents as are required by the New York Business
Corporation Law and the Delaware General Corporation Law with the proper governmental authorities. The Merger shall be deemed effective upon the later to occur of the filings required to be made to effect the Merger with the Secretary of State of New York and the Secretary of State of

Delaware. The date on which the Merger becomes effective (which may be the Closing Date) is the "Effective Date".


                                   ARTICLE II

                          CERTIFICATE OF INCORPORATION;
                      BY-LAWS; BOARD OF DIRECTORS; OFFICERS

     2.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Date shall be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     2.2. By-Laws. The By-laws of the Company as in effect on the Effective Date shall be the By-laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable laws or such By-laws.

     2.3. Directors and Officers. The directors and officers of the Surviving Corporation at the Effective Date shall be the individuals designated by CES at the Closing.

                                   ARTICLE III

                              CONVERSION OF SHARES

     On the Effective Date:

     3.1. Merger Sub Stock. Each share of capital stock of Merger Sub then issued and outstanding (the "Merger Sub Stock") shall thereupon be converted into Two Hundred (200) Common Shares of the Company ("Company Common Shares") and the certificate evidencing CES' ownership of the Merger Sub Stock shall thereafter evidence the right to receive, upon surrender thereof to the Company, duly endorsed in blank, a certificate from the Company registered in the name of CES evidencing such Company Common Shares.

     3.2. Company Common Shares. All Company Common Shares outstanding and owned by the Shareholders immediately prior to the merger shall thereupon in the aggregate be converted into the Merger Consideration (defined below), and the certificates evidencing the Shareholders' ownership of such shares shall thereafter collectively evidence the right to receive the Merger Consideration upon surrender of such certificates to the Company duly endorsed in blank by the respective Shareholders.

     3.3. Merger Consideration.

          (a) The "Merger Consideration" shall consist of the following:

               (i) Two Hundred Thousand Dollars ($200,000) in cash;

               (ii) One Million Three Hundred Thousand (1,300,000) newly-issued shares of Series A Convertible Preferred Stock of CES, having the terms and provisions set forth in the Certificate of Designations of Series A Convertible Preferred Stock annexed hereto as Exhibit B (the "Preferred Stock");

               (iii) options (the "Options") to purchase up to 200,000 shares of common stock of CES ("CES Common Stock") granted pursuant to an agreement in the form of Exhibit C hereto;

               (iv) Two Hundred Thousand (200,000) shares of CES Common Stock.

               (b) The Merger Consideration shall be allocated among and delivered to the Shareholders in accordance with the instructions of the Shareholders provided in a writing (the "Allocations and Payment Instructions") received by CES no later than two (2) business days prior to the Closing Date. The Allocations and Payment Instructions shall be deemed to conclusively evidence the agreement of Shareholders with respect to the matters set forth therein.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                          THE CONTROLLING SHAREHOLDERS

     The Company and Kevin J. Phillips and Gary A. Molnar (the "Controlling Shareholders") jointly and severally represent and warrant to CES and Merger Sub as follows:

     4.1. Corporate Organization; Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which such qualification is required. The copies of the Certificate of Incorporation and By-laws of the Company heretofore delivered to Merger Sub and CES are complete and correct copies of such instruments as presently in effect.

     4.2. Capitalization of the Company. As of the date hereof, the authorized capital stock of the Company consists of One Thousand (1,000) shares of Common Stock, no par value per share, all of which shares are issued outstanding and owned by the Shareholders, respectively, as set forth in Exhibit A hereto. All issued and outstanding shares of capital stock of the Company are duly and validly issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe for capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

     4.3. Subsidiaries and Affiliates. The Company neither owns, directly or indirectly, any capital stock or other equity securities of, nor has any direct or indirect equity or ownership interest in, any other entity or business.

     4.4. Authorization, Etc. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company's Board of Directors and the Shareholders have taken all action required by law, the Company's Certificate of Incorporation and By-laws or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of each of the Company and the Shareholders, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.5. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-laws of the Company or violate, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any Authorization (as defined) held by the Company or any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the assets or property of the Company is subject, or violates any Authorization held by the Company, any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority.

     4.6. Financial Statements. The Company has heretofore delivered to Merger Sub and CES: (i) a summary balance sheet (cash basis) of the Company as at December 31 in each of the years 1994 and 1995 and summary statements of income (cash basis) for each of the years then ended, and (ii) a statement of assets, liabilities and equity (cash basis) of the Company as at

September 30, 1996, compiled by Weintraub and Traub (the "Balance Sheet"), and comparative statements of revenues, expenses and retained earnings (cash basis) for the nine months and three months ended September 30, 1996 and 1995, respectively, compiled by Weintraub & Traub. Such balance sheets are materially true, complete and accurate and fairly present the assets, liabilities and equity of the Company on a cash basis as at the respective dates thereof, and such statements of income are materially true, complete and accurate and fairly present the results of operations on a cash basis for the periods therein referred to.

     4.7. No  Undisclosed  Liabilities;  Etc. As of  [            ],  1997,  the
Company did not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully disclosed in Schedule 4.7
to this  Agreement or which,  in the  aggregate,  do not exceed  [$           ];
provided, that with respect to the accounts payable of the Company the representation and warranty contained herein is made to the best knowledge of the Controlling Shareholders.

     4.8. Accounts Receivable. To the best knowledge of the Controlling Shareholders, Schedule 4.8 sets forth a correct and complete list of the
accounts  receivable  of the  Company  as of  [           ],  1997.  To the best
knowledge of the Controlling Shareholders, all such accounts receivable of the Company represent, and all accounts receivable created prior to the Closing will represent, services actually rendered in the ordinary course of business and will be collectible net of any reserves shown on Schedule 4.8., without any set-off, within [ ] days after the date on which it became due and payable.

     4.9. Interim Operations. Since the date of the Balance Sheet, the business of the Company has been conducted only in the ordinary and usual course consistent with past practice. There has not been any material adverse changes in the assets, liabilities or results of operations of the Company, and no distributions of cash or other assets of the Company have been made to the
Shareholders,  as Shareholders  of the Company,  exceeding  [$           ].  The
Company is not aware of any circumstances which may cause it to suffer any material adverse change in its business, operations or prospects.

     4.10. Title to Properties; Encumbrances. Schedule 4.10 to this Agreement sets forth the tangible personal property owned by the Company having a value of more than $10,000 and the book value thereof as of January 1, 1997. The Company has good, valid and marketable title to all the properties and assets which it purports to own (tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

     4.11. Intellectual Property. The Company owns, or is licensed or otherwise has the full and exclusive right to use, all trademarks, trade names, copyrights, technology, know-how and other intellectual property of any kind (collectively, "Intellectual Property") used in or necessary for the conduct of its business as heretofore conducted. The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company to use the Intellectual Property. No claims have been asserted by any person to the use of any of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating thereto, and the Company does not know of any valid basis for any such claim. The use of the Intellectual Property by the Company does not infringe on the rights of any person.

     4.12. Licenses, Approvals and Permits. The Company has all licenses, approvals and permits necessary for the conduct of its business, including, but not limited to, all approvals required to operate an asbestos testing and training facility in New York State (collectively, "Authorizations"). The Company is in compliance, in all material respects, with the terms and conditions of all Authorizations and no violation of, or non-compliance with, any Authorization has occurred that could have a material adverse affect on the assets, business or prospects of the Company. No claim has been made by any governmental authority to the effect that any other Authorization is necessary for the conduct of the Company's business as it is currently being conducted.

     4.13. Leases. Schedule 4.13 contains an accurate list of all leases pursuant to which the Company leases real or personal property, correct and complete copies of which have been provided to CES. Except as set forth in
Schedule 4.13, (i) each such lease is valid, binding and enforceable in accordance with its terms, and is in full force and effect, (ii) there are no existing defaults by the Company thereunder, (iii) no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and
(iv) no consent to the consummation of the transactions contemplated by this Agreement is required under such leases.

     4.14. Bank Accounts. Schedule 4.14 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     4.15. Taxes. The Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by Federal, state, local or foreign taxing authorities (including without limitation, those due in respect of its properties, income, franchises, licenses, sales or payrolls); and there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. The Federal income tax returns of the Company are not currently being examined by the Internal Revenue Service. All deficiencies asserted as a result of any prior examination of the Company's Federal income tax returns have been paid. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by the Internal Revenue Service. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. Correct and complete copies of all income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Company to CES. The Company has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company elected (and such election was granted by the Internal Revenue Service and the State of New
York taxing authorities effective the taxable year in which the Company commenced operations) to be taxed as a small business corporation under Sections 1361 through 1379 of the Code and the corresponding New York State tax statute and is entitled to similar tax treatment for State of New York income tax purposes and has no liability for Federal or State of New York income tax.

     4.16. Contracts and Commitments. To the best knowledge of the Controlling Shareholders, the Company has provided CES with correct and complete copies (or, if oral, a written description) of all material contracts and commitments to which the Company is a party or by which it or its assets or properties is bound. Except as set forth in Schedule 4.16:

          (a) There are no outstanding sales contracts, commitments or proposals of the Company which continue for a period of more than 12 months or will result in any material loss to the Company upon completion or performance thereof, nor are there any outstanding contracts, bids or proposals to provide services quoting prices which will not result in a normal profit;

          (b) The Company does not have any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen or sales representatives, that are not cancelable by it on notice of not longer than 30 days without liability, penalty or premium or any agreement or arrangement providing for severance or termination payment liabilities or obligations or the payment of any bonus or commission based on sales or earnings;

          (c) The Company does not have any collective bargaining or union contracts or agreements;

          (d) The Company is not restricted by any agreement from carrying on its business anywhere in the world;

          (e) The Company does not have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

          (f) The Company does not have any outstanding loan to any person; and

          (g) The Company does not have any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     4.17. Customers. To the best knowledge of the Controlling Shareholders, except to the extent set forth in Schedule 4.17, there has not been any material adverse change during the last six months in the business relationship of the Company with any of the ten largest customers of the Company in terms of revenues received by the Company in 1996.

     4.18. Insurance. The Company maintains insurance of such types and in such amounts as are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party and for providing adequate insurance coverage for the assets and operations of the Company; all such policies are valid and in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid; and no notice of cancellation or termination has been received with respect to any such policy. None of such policies will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

     4.19. Fringe Benefit Plans. Except as set forth in Schedule 4.19, the Company does not have any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal.

     4.20. Litigation. There is no action, suit, inquiry, order, judgment, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company and the Shareholders, threatened against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

     4.21. Consents and Approvals. Other than as set forth in this Agreement and the Schedules hereto, no consent, approval or authorization of, or declaration, filing or registration with, any person, including, but not limited to, any governmental or regulatory authority or agency, whether Federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by it of the transactions contemplated hereby.

     4.22. Compliance with Law. The operations of the Company have been conducted in accordance, in all material respects, with all applicable laws, regulations and other requirements of all national governmental authorities and of all states, municipalities and other political subdivisions and agencies thereof having jurisdiction over the Company (collectively, "Laws"). Neither the Company nor any Shareholder has received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

     4.23. Personnel; Insider Interests. Except as set forth in Schedule 4.23, no officer or director of the Company has any material interest in any property, real or personal, tangible or intangible, including Intellectual Property, used in or pertaining to the business of the Company.

     4.24. Disclosure. No representations or warranties by the Company or the Shareholders in this Agreement and no statement contained in any document certificate, or other writing furnished or to be furnished by the Company to CES or any of its agents or representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                     SEVERAL REPRESENTATIONS, WARRANTIES AND
                         AGREEMENTS OF THE SHAREHOLDERS

     Each of the Shareholders hereby severally represents, warrants and agrees as follows:

     5.1. Title to Shares. Immediately prior to the merger, he will be the lawful owner of, with good and marketable title to, the number of Company Common Shares set forth opposite his name in Exhibit A hereto, free and clear of all liens, security interests, claims, pledges and other encumbrances of every kind.

     5.2. Restricted Securities

          (a) He understands that none of the Preferred Stock, CES Common Stock and Options to be issued and delivered at the Closing or a part of the Merger Consolidation and the shares of CES Common Stock issuable upon conversion of the Preferred Stock and exercise of the Options (collectively, the "Securities"), has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws in reliance on exemptions for private offerings. The Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available and all certificate(s) representing shares of Preferred Stock and CES Common Stock will bear a restrictive legend to such effect. The Securities will not be, and such Shareholder will have no rights to require that the Securities be, registered under the Securities Act or any state securities laws. If a Shareholder is acquiring any shares of Preferred Stock, he hereby agrees that he will not dispose of any portion of such shares until the second anniversary of the Closing Date.

          (b) He, alone, or together with his representatives, if any, have sufficient knowledge and experience in financial and business matters, including investments in securities that are restricted as to their transferability, to enable him to evaluate the risks and merits of an investment in the Securities. He is relying solely upon his own counsel, accountant and/or business advisor(s) concerning the legal, tax, business and related aspects and consequences of the Merger. Neither CES nor the Surviving Corporation shall have any liability of any kind for the effect of such aspects or consequences on any of the Shareholders.

          (c) All documents, records and other materials pertaining to an investment in CES which were requested by him have been made available or delivered to him including, but not limited to, CES's Annual Report on Form 10-KSB/A-3 for the fiscal year ended April 30, 1996, Quarterly Report on Form 10-QSB/A-1 for the Quarter ended July 31, 1996 and Quarterly Report on Form 10-QSB for the Quarter ended October 31, 1996.

          (d) He has had an opportunity to ask questions of and receive answers from representatives of CES concerning the terms and conditions of the Merger and the financial condition and prospects of CES and to obtain any additional information necessary to evaluate the Merger.

          (e) The portion of the Securities acquired by him will be acquired solely for his own account for investment and not with a view to or for the resale, assignment, distribution, subdivision or fractionalization thereof. No other person has a direct or indirect beneficial interest in the Securities.

     5.3. Shareholder Tax Compliance. He has duly filed all Federal, state, local and other tax returns required to be filed by him as a shareholder of the Company, has reported thereon all income required to be reported by him as a result of the Company's operations and has paid all taxes and other charges due and claimed to be due by Federal, state, local and other taxing authorities. Subject to Section 7.4 below, he will properly file such other personal tax returns required to be filed, report therein all income required to be reported as a result of the operations of the Company through the Closing Date and pay all the Federal, state and local taxes required to be paid pursuant to such returns.


                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF CES AND MERGER SUB

     CES and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

     6.1. Corporate Organization; Etc. Each of CES and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which such qualification is required. The copies of the Certificates of Incorporation and By-laws of CES and Merger Sub heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

     6.2. Capitalization.

          (a) As of the date hereof, the authorized capital stock of Merger Sub consists of Two Hundred (200) shares of Common Stock, no par value per share, all of which are issued outstanding and owned by CES. All such issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock of Merger Sub, (ii) options, warrants or other rights to purchase or subscribe for capital stock of Merger Sub or securities convertible into or exchangeable for capital stock of Merger Sub, or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Merger Sub, any such convertible or exchangeable securities or any such options, warrants or rights.

          (b) As of  the  date  hereof,  the  authorized  capital  stock  of CES consists of Fifty Million (50,000,000) shares of Common Stock, par value $.0001 per share, _____ of which are issued and outstanding, and Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share, none of which are issued or outstanding. All issued and outstanding shares of CES Common Stock are duly and validly issued, fully paid and non-assessable. When the shares of

Preferred Stock and CES Common Stock to be issued as a part of the Merger Consideration and any CES Common Stock issuable upon conversion of the Preferred Stock or exercise of the Options are issued and delivered as contemplated by this Agreement or upon such conversion or exercise in accordance with the terms of the governing instruments, they will be legally and validly issued and fully paid and non-assessable.

     6.3. Authorization, Etc. Each of CES and Merger Sub has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors of CES and Merger Sub and CES, as the sole stockholder of Merger Sub have taken all action required by law, the Certificates of Incorporation and By-Laws of CES and Merger Sub or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of each of CES and Merger Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     6.4. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-laws of CES or Merger Sub or violate, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of CES or Merger Sub under, any agreement or commitment to which CES or Merger Sub is a party or by which CES or Merger Sub is bound, or to which the property of CES or Merger Sub is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     6.5. Consents and Approvals. Other than as set forth in this Agreement and the Schedules hereto, no consent, approval or authorization of, or declaration, filing or registration with, any person including, but not limited to, any governmental or regulatory authority or agency, whether Federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by CES and Merger Sub or the consummation by them of the transactions contemplated hereby.

     6.6. Tax Treatment. CES and Merger Sub shall treat the Merger consistent with the provisions of Section 368(a)(2)(E) of the Code.

     6.7 SEC Reports. CES has filed all required forms, reports and documents with the Securities Exchange Commission ("SEC") since January 1, 1995 (collectively, the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). CES has previously delivered to the Company and the Shareholders, in the form filed with the SEC, true and complete copies of its Annual Report on Form 10-KSB/A-3 for the fiscal year ended April 30, 1996, Quarterly Report on Form 10-Q on Form 10-QSB/A-1 for the fiscal quarter ended July 31, 1996 and Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1996. As of their respective dates, none of such reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of CES and its subsidiaries included or incorporated by reference in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly represent the consolidated assets, liabilities and financial position of CES and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     6.8 Absence of Certain Changes. Except as set forth or otherwise reflected in the SEC Reports, since January 1, 1995, CES and its subsidiaries have conducted their respective businesses only in the ordinary and usual course and there has not occurred (i) any material adverse change in business, operations or financial condition of CES and its subsidiaries, taken as a whole; (ii) any damage destruction or loss, whether covered by insurance or not, which has a material adverse effect on the business, operations or financial condition of CES and its subsidiaries, taken as a whole; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the voting equity interest of CES or of any of its subsidiaries; or (iv) any change by CES or any of its subsidiaries in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles.

     6.9 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Company and/or the Shareholders by CES pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement or a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

     7.1. Investigation. CES, the Shareholders and the Company agree that CES's representatives may, prior to the Closing Date, make such investigation of the assets and business of the Company, including the confirmation of cash, accounts receivable and liabilities, as it deems necessary or advisable, but such investigation shall not limit or otherwise affect the Company's representations and warranties hereunder. The Company agrees to permit CES' representatives to have full access to the Company's premises and to all the books and records of the Company, and the officers of the Company will furnish to CES such financial and operating data and other information with respect to the business and properties of the Company as CES shall from time to time reasonably request. In the event of the termination of this Agreement, CES will deliver to the Company all documents, work papers and other material obtained by CES or on its behalf from the Company relating to the business and assets of the Company, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained kept confidential and not used in any way detrimental to the Company or its Shareholders.

     7.2. Conduct of Company Business. The Company and Shareholders agree that prior to the Closing Date the Company will:

          (a)  operate  its  business  only in the  ordinary  course of business
     consistent   with  past  practice,   including  with  respect  to  employee
     compensation;

          (b) comply with all Laws applicable to it and to the conduct of its business;

          (c) not materially encumber any asset or enter into any material transaction or make any material commitment relating to the assets and business of the Company otherwise than in the ordinary course of its business in accordance with past practice, without first obtaining the written consent of CES;

          (d) not make any distributions of cash or other assets to the Shareholders, as shareholders of the Company;

          (e) shall not issue any shares of its capital stock, or securities convertible into or exchangeable for shares of its capital stock, or any warrants, options or other rights to purchase shares of its capital stock; and

          (f) use its best efforts to obtain all consents or approvals required to be obtained by the Company in order to consummate the Merger.

     7.3. Interim Interest. From and after the date of this Agreement until the original issue date of the Preferred Stock (which shall be the Effective Date), CES shall pay to the Controlling Shareholders interest ("Interim Interest") on the aggregate stated value of the Preferred Stock at the rate of six percent (6%) per year, such Interim Interest to be allocated between the controlling Shareholders in accordance with their proportionate interests in the Preferred Stock; provided, that the amount of the Interim Interest to accrue and be paid pursuant hereto shall not exceed $1,500.

     7.4. Tax Reimbursement. CES and Merger Sub shall prepare and file with the IRS all income tax returns required to be filed as a result of the Company's operations conducted from January 1, 1997 through the Closing Date. No later than Ninety (90) days after such income tax returns are filed with the IRS, the Company shall distribute to each Shareholder cash in an amount equal to thirty-five percent (35%) of the income to be reported by them as Shareholders of the Company under Section 1366 of the Code to the extent resulting from the operations of the Company for such period, excluding any income resulting from the consummation of the transactions contemplated hereunder and the receipt of the Merger Consideration (the "Tax Reimbursement"). The amount payable by the Company for the Tax Reimbursement to each Shareholder shall not exceed $10,000.

                                  ARTICLE VIII

                 CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE

     8.1. Conditions to the Company's and the Shareholders' Obligations. The obligations of the Company and the Shareholders to consummate the Merger are subject to the satisfaction, on the Closing Date, of the following conditions:

          (a)  CES  and  Merger  Sub  shall  have   furnished  the  Company  and
     Shareholders with:

               (i) copies of the Certificates of Incorporation of CES and Merger Sub, certified to by the Delaware Secretary of State;

               (ii) copies of the By-laws of CES and Merger Sub, certified to by each of their respective Secretaries as being in full force and effect;

               (iii) certified copies of resolution(s) duly adopted by each of the Boards of Directors of CES and Merger Sub approving this Agreement and the transactions contemplated hereby;

               (iv) a certified copy of resolution(s) duly adopted by CES as the sole stockholder of Merger Sub approving this Agreement and the transactions contemplated hereby.

               (v) a favorable opinion of Fischbein o Badillo o Wagner o Harding, special counsel for CES and Merger Sub, dated the Closing Date and in form and substance reasonably satisfactory to the Company, the Shareholders and their respective counsel, to the effect that:

                    A. Each of CES and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    B. Each of CES and  Merger Sub has the  corporate  power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered by each of CES and Merger Sub.

                    C. The  execution  and  delivery of this  Agreement  and the performance by each of CES and Merger Sub of the terms of this Agreement do not conflict with or result in a violation of the Certificate of Incorporation of By-laws of CES or Merger Sub, or any agreement, instrument, order, judgment or decree known to such counsel to which CES or Merger Sub is a party or is subject.

                    D. This  Agreement is a valid and binding  agreement of each of CES and Merger Sub, enforceable against each of CES and Merger Sub in accordance with its terms, subject to customary qualifications regarding bankruptcy and equitable remedies.

                    E. When the shares of Preferred Stock, Options and CES Common Stock to be issued as a part of the Merger Consideration and any shares of CES Common Stock issuable upon conversion of the Preferred Stock or exercise of the Options are issued and delivered as contemplated by this Agreement or upon such conversion or exercise in accordance with the terms of the governing instruments, they will be legally and validly issued and fully paid and non-assessable.

     In rendering such opinion, counsel for CES and Merger Sub may rely as to matters of fact upon certificates of any officer or officers of CES and Merger Sub and of public officials and public records.

          (b) CES and merger Sub shall have complied with all covenants and agreements required to be complied with by them hereunder on or prior to the Closing Date and the representations and warranties of CES and Merger Sub contained in this Agreement or in any Schedule or certificate delivered to the Company and Shareholders pursuant hereto shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for:

               (i) changes in the ordinary course of business or as contemplated by this Agreement; and

               (ii) changes consented to by the Company and the Shareholders, and the Company,

and the Shareholders shall have received at the a Closing certificate to such effects dated the Closing Date and executed on behalf of CES by the President or Vice President of CES and on behalf of Merger Sub by the President or Vice President of Merger Sub.

     8.2. Conditions to CES's and Merger Sub's Obligations. The obligations of CES and Merger Sub to consummate the Merger are subject to the satisfaction, on the Closing Date of the following conditions:

          (a) The Company and the Shareholders shall have furnished CES and Merger Sub with:

               (i) a copy of the Company's Certificate of Incorporation, certified to by the New York Secretary of State;

               (ii) a copy of the Company's By-laws, certified to by the Company's Secretary as being in full force and effect;

               (iii) certified copies of resolutions duly adopted by the Board of Directors and Shareholders of the Company approving this Agreement and the transactions contemplated hereby;

               (iv) a favorable opinion, dated the Closing Date, of Howard P. Fritz, Esq., counsel for the Company and the Controlling Shareholders, in form and substance reasonably satisfactory to CES, Merger Sub and their counsel, to the effect that:

                    A. The  Company is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of New York.

                    B. The  Company has the  corporate  power and  authority  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered by the Company and the Shareholders.

                    C. The  execution  and  delivery of this  Agreement  and the performance by the Company and each of the Shareholders of the terms of this Agreement do not conflict with or result in a violation of the Certificate of Incorporation of By-laws of the Company, or any agreement, instrument, order, judgment or decree known to such counsel to which the Company or any of the Shareholders is a party or is subject.

                    D. This  Agreement  is a valid and binding  agreement of the
               Company and each of the Shareholders, enforceable against the Company and each of the Shareholders in accordance with its terms, subject to customary qualifications regarding bankruptcy and equitable remedies.

     In rendering such opinion, counsel for the Company and the Controlling Shareholders may rely as to matters of fact upon certificates of any officer or officers of the Company, the Shareholders and of public officials and public records.

          (b) The Company shall have complied with all covenants and agreements required to be complied with by it hereunder on or prior to the Closing Date and the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement is given except for:

               (i) changes in the ordinary course of business or as contemplated by this Agreement; and

               (ii) changes consented to by CES and Merger Sub, and CES and Merger Sub shall have received at the Closing a certificate to such effect, dated the Closing Date and executed on behalf of the Company by the President or any Vice President of the Company.

          (c)  The  Surviving   Corporation  shall  possess  all  Authorizations
     required to carry on the business of the Company as conducted on the date hereof.

          (d) All "blue-sky" filings and permits required to carry out the transactions contemplated by this Agreement shall have been made or received.

          (e) The North Atlantic Laboratories, Inc. Principal Officers and Shareholders Agreement, dated December 22, 1992, by and among the
     Shareholders shall have been terminated without liability to, or any payment thereunder by, the Company, except as expressly permitted by this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1. Indemnification by The Controlling Shareholders. From and after the Closing, the Controlling Shareholders shall jointly and severally indemnify and hold harmless CES and the Surviving Corporation from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) (collectively "Losses") incurred or suffered by CES or the Surviving Corporation and their respective officers, directors, employees, agents and representatives arising out of, resulting from, or relating to (a) any breach of any of the representations or warranties made by the Controlling Shareholders in this Agreement, (b) any breach by the Company of any of the representations and warranties made by the Company in this Agreement, (c) any failure by either Controlling Shareholder or the Company to perform any of its covenants or agreements contained in this Agreement, or (d) any claim relating to the allocation and payment of the Merger Consideration among the Shareholders made in accordance with the instructions set forth in the Allocations and Payment Instructions.

     9.2 Indemnification by CES. CES and the Surviving Corporation shall indemnify and hold harmless each Shareholder from and against any and all Losses (as defined in Section 9.1) incurred or suffered by the Shareholders arising out of, resulting from, or relating to (a) any breach of any of the representations or warranties made by CES and Merger Sub in this Agreement, or (b) any failure by CES to perform any of its covenants or agreements contained in this Agreement.

     9.3 Procedure.

          (a) In the event that any party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such party pursuant to this Article IX, the party seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving written notice thereof (the "Notice") to the party (or parties) providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the

     Indemnitor is materially prejudiced by such failure. In case any third party claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee of its intention to do so within 30 days after receipt of the Notice, in which event the Indemnitor shall assume all past and future responsibility for such claim, including reimbursing the Indemnitee for all prior reasonable legal expenses in connection therewith. If the indemnitor shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such claim. As long as the Indemnitor is contesting any such claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any such defense of any claim as provided in this subsection, the Indemnitee shall be permitted to join in the defense of such claim and to employ counsel at its own expense; provided, however, that if the defendants in any action shall include both an Indemnitor and any Indemnitee, and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnitor.

          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such claim within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such claim, then the Indemnitee may assume the defense of any such claim, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made in any litigation with respect to such claim or any settlement thereof effected by the Indemnitee; provided, that any such determination or settlement shall not affect the right of the Indemnitor to dispute the Indemnitee's claim for indemnification. The failure of the Indemnitor to assume the defense of any claim shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter of such claim. The Indemnitor shall be permitted to join in the defense of such claim and to employ counsel at its own expense.

          (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

     9.4 Limitation on Liability. Notwithstanding anything to the contrary set forth herein: (i) no party shall be entitled to indemnification hereunder with respect to a claim (or, if more than one claim is asserted, with respect to all claims) unless the aggregate amount of Losses with respect to such claim or claims exceeds $5,000; and (ii) in no event shall either Controlling Shareholder be held liable hereunder for Losses in excess of their aggregate allocated portion of the Merger Consideration, such allocated portion being conclusively determined as set forth in the Allocations and Payment Instructions. For purposes of this Section 9.4, the Preferred Stock shall be valued at its stated value.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1. Survival of Representations and Warranties. All of the representations and warranties included herein, and in all instruments or other documents delivered pursuant hereto, shall survive the Effective Date until the date 24 months following the Closing Date and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation or warranty).

     10.2. Brokers. Each of the parties hereto represents and warrants that he or it has not retained or dealt with, and has no obligation to, any broker or finder in connection with the Merger.

     10.3. Notices. Any notices or other communications, including a change in address to which they are to be sent, required or permitted hereunder shall be given in writing and shall be deemed received (i) when delivered personally or
(ii) the next day following the date when sent by Federal Express or similar overnight service or (iii) when confirmed if sent by facsimile transmission or
(iv) if sent by mail, on the third day following the date when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

     To the Company:

            North Atlantic Laboratories, Inc.
            909 Marconi Avenue
            Ronkonkoma, New York  11779
            Attention: President
            Facsimile:  (516) 737-3379

     To the Controlling Shareholders:

            at their respective addresses set forth in Exhibit A.

     In each case, with a copy to:

            Howard Fritz, Esq.
            15 Roslyn Road
            Mineola, New York  11501
            Facsimile: (516) 294-1335

     To the Non-Controlling Shareholders:

          at their respective addresses set forth on Exhibit A.

     Copy to:

     To CES and Merger Sub:

          Comprehensive Environmental Systems, Inc.
          72-B Cabot Street
          West Babylon, New York 11704
          Attention: President
          Facsimile:  (516) 694-7087

     Copy to:

          Fischbein o Badillo o Wagner o Harding
          909 Third Avenue
          New York, New York 10022
          Attention: Joseph D. Alperin, Esq.
          Facsimile:  (212) 644-7485

     10.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that this Agreement may not be assigned by any party without the consent of the other parties.

     10.5. Counterparts. This Agreement may be executed in counterparts which together shall constitute one and the same instrument.

     10.6. Further Assurances. Each of the parties hereto hereby covenants and agrees to take all such further actions and to execute, deliver and cause to be filed with the proper governmental authorities all such further documents, instruments and certificates, as are reasonably determined by CES and/or the Company to be necessary, desirable or appropriate to consummate the transactions contemplated hereby.

     10.7. Waiver of Compliance. Any failure of a party to this Agreement to comply with any provision herein may be expressly waived in writing by the other party or parties adversely affected by such non-compliance but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.8. Expenses. Whether or not the Merger shall be consummated, the Shareholders agree that all fees and expenses incurred by the Company or any of the Controlling Shareholders in connection with this Agreement shall be borne by the Controlling Shareholders if the merger is consummated and that CES and Merger Sub shall have no obligation therefor in any event. CES and Merger Sub agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by CES, including in each case, without limitation, all fees of counsel and accountants.

     10.9. Publicity. None of the parties to this Agreement shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or state governmental agency, including the Securities and Exchange Commission.

     10.10. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12. Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     10.13. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or any employee agent or representative of any such party.

     10.14. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               COMPREHENSIVE ENVIRONMENTAL
                                               SYSTEMS, INC.


                                               By:
                                                   ----------------------------
                                                   Title:  President


                                               NAL MERGER CORP.

                                               By:
                                                   ----------------------------
                                                   Title:  President


                                               NORTH ATLANTIC LABORATORIES, INC.

                                               By:
                                                   ----------------------------
                                                   Title:  President


                                               THE SHAREHOLDERS:

                                                   ----------------------------
                                                   Kevin J. Phillips


                                                   ----------------------------
                                                   Gary A. Molnar


                                                   ----------------------------
                                                   Charles Erlanger


                                                   ----------------------------
                                                   Glenn Neuschnerder